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EXHIBIT 99(d)




                               HECHINGER COMPANY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                        (in thousands except share data)



                                                         CLASS A COMMON     CLASS B COMMON    ADDITIONAL PAID-IN      RETAINED
                                                              STOCK              STOCK              CAPITAL           EARNINGS
                                                        ---------------     ---------------   -----------------    --------------
BALANCE, JAN. 28, 1995                                     $     3,080         $     1,152         $   238,182     $     240,919

Restricted stock awards earned                                     -                   -                   -                 -
Exercise of stock options including income tax benefit             -                   -                    66               -
Conversions from Class B to Class A common stock                     9                  (9)                -                 -
   (86,800 Class A common shares)
Purchase of treasury stock (27,391 Class A common shares)          -                   -                   -                 -
Adjustment to fair value of marketable securities                  -                   -                   -                 371
Cash dividends on common stock:
  Class A - $.16 per share                                         -                   -                   -              (4,931)
  Class B - $.06 per share                                         -                   -                   -                (733)
Net loss                                                           -                   -                   -             (77,636)
                                                        ---------------     ---------------   -----------------    --------------

BALANCE, FEB. 3, 1996                                            3,089               1,143             238,248           157,990

Restricted stock awards earned                                     -                   -                   -                 -
Conversions from Class B to Class A common stock                    43                 (43)                 -                -
   (431,037 Class A common shares)
Purchase of treasury stock (44,872 Class A
   common shares)                                                  -                   -                   -                 -
Net loss                                                           -                   -                   -              (3,739)
                                                        ---------------     ---------------   -----------------    --------------

BALANCE, NOV. 2, 1996 (unaudited)                         $      3,132         $     1,100         $   238,248       $   154,251
                                                        ===============     ===============   =================    ==============



                                                         UNEARNED             TREASURY
                                                       COMPENSATION            STOCK                  TOTAL
                                                       --------------     --------------        ---------------
BALANCE, JAN. 28, 1995                                  $     (1,553)     $        (507)        $      481,273

Restricted stock awards earned                                   794                -                      794
Exercise of stock options including income tax benefit           -                   66                    132
Conversions from Class B to Class A common stock                 -                  -                      -
   (86,800 Class A common shares)
Purchase of treasury stock (27,391 Class A common
   shares)                                                       -                 (231)                  (231)
Adjustment to fair value of marketable securities                -                  -                      371
Cash dividends on common stock:
  Class A - $.16 per share                                       -                  -                   (4,931)
  Class B - $.06 per share                                       -                  -                     (733)
Net loss                                                         -                  -                  (77,636)
                                                       --------------     --------------        ---------------

BALANCE, FEB. 3, 1996                                           (759)              (672)               399,039

Restricted stock awards earned                                   380                -                      380
Conversions from Class B to Class A common stock                 -                  -                      -
   (431,037 Class A common shares)
Purchase of treasury stock (44,872 Class A
   common shares)                                                -                 (184)                  (184)
Net loss                                                         -                  -                   (3,739)
                                                       --------------     --------------        ---------------

BALANCE, NOV. 2, 1996 (unaudited)                       $       (379)     $        (856)        $      395,496
                                                       ==============     ==============        ===============


See notes to consolidated financial statements.




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